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                                                                   EXHIBIT 10.11


              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        This Agreement, dated as of April 20, 2000, is entered into by and among eRoom Technology, Inc. (the "Company"), the Series A Preferred Stockholders of the Company named on Schedule I hereto (the "Series A Holders"), the Series B Preferred Stockholders of the Company named on Schedule II hereto (the "Series B Holders"), the Series B-1 Preferred Stockholders of the Company named on
Schedule III hereto (the "Series B-1 Holders"), the Series C Preferred Stockholders of the Company named on Schedule IV hereto (the "Series C Holders") and the Series D Preferred Stockholders of the Company named on Schedule V hereto (the "Series D Holders" and, together with the Series A Holders, the Series B Holders, the Series B-1 Holders, and the Series C Holders, the "Preferred Holders"), and Jeffrey R. Beir, R. Pito Salas and the persons and entity named on Schedule VI hereto (individually a "Founder" and collectively the "Founders"). The Preferred Holders and the Founders are sometimes referred to in this Agreement as the "Stockholders." The Company's Common Stock, par value $0.01 per share, is referred to herein as the "Common Stock," the Company's Series A Convertible Preferred Stock, par value $0.01 per share, is referred to herein as the "Series A Preferred," the Company's Series B Convertible Preferred Stock, par value $0.01 per share, is referred to herein as the "Series B Preferred," the Company's Series B-1 Convertible Preferred Stock, par value $0.01 per share, is referred to herein as the "Series B-1 Preferred," the Company's Series C Convertible Preferred Stock, par value $0.01 per share, is referred to herein as the "Series C Preferred" and the Company's Series D Convertible Preferred Stock, par value $0.01 per share, is referred to herein as the "Series D Preferred." The Series A Preferred, the Series B Preferred, the Series B-1 Preferred, the Series C Preferred and the Series D Preferred are referred to herein collectively as the "Preferred Stock."

                                   BACKGROUND

        WHEREAS, the Founders own 2,930,234 outstanding shares of Common Stock;

        WHEREAS, the Series A Holders own 3,565,000 outstanding shares of Series A Preferred;

        WHEREAS, the Series B Holders own 2,851,065 outstanding shares of Series B Preferred;

        WHEREAS, the Series B-1 Holders own 1,250,000 outstanding shares of Series B-1 Preferred;

        WHEREAS, the Series C Holders own 3,236,918 outstanding shares of Series C Preferred;

        WHEREAS, pursuant to that certain Series D Convertible Preferred Stock Purchase Agreement of even date herewith (the "Series D Stock Purchase Agreement") by and
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among the Company and the purchasers named in Exhibit A thereto (the
"Purchasers"), the Purchasers have agreed to purchase shares of Series D Preferred;

        WHEREAS, the Series A Holders, Series B Holders, Series B-1 Holders, the Series C Holders, the Founders and the Company are parties to a Third Amended and Restated Investor Rights Agreement dated as of September 13, 1999, as amended (the "Existing Agreement");

        WHEREAS, as an inducement for the Purchasers to enter into the Series D Stock Purchase Agreement, the parties to the Existing Agreement desire to amend and restate such agreement in its entirety as set forth herein;

        WHEREAS, it is a condition of Purchasers' obligations under the Series D Stock Purchase Agreement that the parties to the Existing Agreement enter into this Agreement and, to the extent not already a party hereto, admit each of the Purchasers as a party hereto;

        WHEREAS, the Stockholders (other than the Purchasers not already a party to the Existing Agreement) wish to amend and restate the Existing Agreement as set forth herein to, among other things, provide for (i) their continuing representation on the Board of Directors of the Company, (ii) certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act, and (iii) a right of first refusal with respect to the sale of any securities of the Company.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and the consummation of the sale by the Company and purchase by the Purchasers of shares of Series D Preferred pursuant to the Series D Stock Purchase Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

        The Existing Agreement shall be amended and restated in its entirety to read as follows:

ARTICLE I. DEFINITIONS

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.


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         "Group" shall have the meaning given to such term in Section 13(d)(3)
of the Exchange Act.

         "Initial Public Offering" means the initial public offering of shares of Common Stock pursuant to a Registration Statement at a price to the public of at least $9.60 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) resulting in proceeds to the Company (net of all underwriting discounts and commissions) of at least $20,000,000; provided that solely with respect to holders of Series D Preferred, "$9.60" in this definition shall be replaced with "$10.45."

         "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

         "Registration Expenses" means the expenses described in Article III,
Section 4 below.

         "Registrable Shares" means (i) the shares of Common Stock issued or issuable upon conversion of the Shares, (ii) any shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Preferred Holders pursuant to Articles IV or V of this Agreement, (iii) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events) and (iv) only with respect to Sections 2, 4, 5, 7 and 8 of Article III, up to 2,930,234 shares of Common Stock (plus any additional shares of Common Stock which such Founders may purchase from the Company subsequent to the date hereof) held by the Founders (as adjusted to reflect any stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (a) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or
(b) upon any sale in any manner to a person or entity which, by virtue of
Article X, Section 2 of this Agreement, is not entitled to the rights provided by this Agreement, or (c) in the circumstances set forth in Article X, Section 2 below. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares even if such conversion has not yet been effected.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.


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         "Series B-1 Stock Purchase Agreement" means that certain Series B-1
Convertible Preferred Stock Purchase Agreement dated as of August 13, 1998 by and among the Company and the purchasers named in Exhibit A thereto.

         "Series C Stock Purchase Agreement" means that certain Series C Convertible Stock Purchase Agreement dated as of September 1, 1999 by and among the Company and the purchasers named in Exhibit A thereto, as amended.

         "Shares" shall mean (i) the shares of Preferred Stock and (ii) only with respect to the provisions of Article V, the shares of Preferred Stock and any Voting Shares held by the Founders.

         "Stockholders" means the Preferred Holders, the Founders, and any persons or entities to whom the rights granted under this Agreement are transferred by any Preferred Holder or Founder, their successors or assigns pursuant to Article X, Section 2 below.

         "Stock Purchase Agreements" shall mean, collectively, the Series A Stock Purchase Agreement, the Series B Stock Purchase Agreement, the Series B-1 Stock Purchase Agreement, the Series C Stock Purchase Agreement and the Series D Stock Purchase Agreement.

         "Voting Shares" means any and all shares of Common Stock, Preferred Stock and/or shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default) which are now owned or subsequently acquired by a Stockholder, however acquired, including without limitation shares of capital stock acquired pursuant to stock splits, stock dividends combinations and other similar events affecting such shares.

ARTICLE II.       VOTING RIGHTS

         1.       Voting of Shares.

                  (a) In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote or cause to be voted all Voting Shares owned by him, her or it, or over which he, she or it has voting control, and otherwise use his, her or its respective best efforts, so as to fix the number of directors of the Company at eight (8) and, to elect (i) on behalf of the holders of Common Stock
(A) the then current Chief Executive Officer of the Company (initially, Jeffrey
R. Beir), and (B) one member designated by the Founders (by action of the holders of a majority of the Voting Shares held by the Founders (initially, R. Pito Salas)), (ii) on behalf of the holders of the Preferred Holders, four (4) members designated by the Preferred Holders (by action of the holders of 55% of the Preferred Stock voting together as a single class) (initially, Timothy Barrows, Richard D'Amore, Stewart Alsop and Ronald Nordin), (iii) on behalf of the Series C Holders a member (who shall be the director elected by the holders of a majority in interest of the Series C Preferred voting as

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a separate series) designated by HarbourVest Partners VI - Direct Fund, L.P.
("HarbourVest") (so long as HarbourVest holds at least 625,000 shares of Series C Preferred), provided, however, that the director designated in accordance with this clause (iii) (the "HVP Designee") may not be an officer, director, employee, partner or member of HarbourVest or any of its affiliates and provided, further that from and after September 1, 2000 the selection of the HVP Designee by HarbourVest shall be subject to the approval of a majority of the directors of the Company (other than the HVP Designee), which majority must include at least one of the two directors designated in accordance with clause
(i) hereof) and (iv) one Outside Member (as defined below) jointly designated by the Founders (by action of the holders of a majority of the Voting Shares held by the Founders) and the Preferred Holders (by action of the holders of 55% of the Preferred Stock voting together as a single class); provided, however, that: if neither of the Founders is then employed by the Company, the right of the Founders to designate one director pursuant to the foregoing clause (i)(B) shall terminate. An Outside Member (x) shall not be an employee of the Corporation,
(y) shall not hold more than 2% of the Common Stock on an as-if-converted basis and (z) shall not be an affiliate of any person or entity holding more than 2% of the Common Stock on an as-if-converted basis.

                  (b) Notwithstanding anything else contained herein other than
Article X, Section 1 hereof, the rights of the Preferred Holders and obligations of the Founders under this Article II shall terminate on the first date on which the outstanding shares of Preferred Stock represent less than 25% of the outstanding shares of Common Stock, after giving effect to the conversion into Common Stock of all outstanding shares of Preferred Stock (provided that the rights of the Series C Holders in Section 1(a)(iii) shall survive for so long as HarbourVest holds at least 625,000 shares of Series C Preferred).

                  (c) The Company shall provide the Stockholders with 30 days' prior written notice of any intended mailing of a notice to Stockholders for a meeting at which directors are to be elected. The Preferred Holders and the Founders shall give written notice to all other parties to this Agreement, no later than 20 days prior to such mailing, of the persons designated by them as nominees for election as directors. If the Preferred Holders and Founders fail to give notice to the Company as provided above, it shall be deemed that their designees then serving as directors shall be their designees for reelection.

                  (d) The Preferred Holders shall not vote to remove the directors designated by the Founders, and the Founders shall not vote to remove the directors elected by the Preferred Holders, except for bad faith, willful misconduct or the consistent failure by any such director to attend meetings of the Company's Board of Directors (collectively, the "Exceptions"). Notwithstanding the preceding sentence, so long as HarbourVest holds at least 625,000 shares of Series C Preferred and is entitled to designate the HVP Designee in accordance with Section 1(a) above, the Series C Holders shall not vote to remove the HVP Designee unless so requested in writing by HarbourVest except in the event of an Exception and provided that from and after

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September 1, 2000 any such request for removal shall be subject to the approval of a majority of the directors of the Company (other than the HVP Designee), which majority must include at least one of the two directors designated in accordance with clause (i) of Section 1(a) hereof.

                  (e) Any vacancy on the Board of Directors of the Company or any committee thereof created by the resignation, removal, incapacity or death of any person designated by the Preferred Holders, the Series C Holders or the Founders, as the case may be pursuant to Section 1(a) above, shall be filled by another person designated by the Preferred Holders, the Series C Holders and the Founders, as the case may be, in the manner provided in Section 1(a) above.

                  (f) For so long as HarbourVest holds at least 625,000 shares of Series C Preferred, the Company shall provide to HarbourVest copies of all notices, reports, materials, minutes, contracts and other documents, at the same time and in the same manner as such documents are provided to the Board of Directors of the Company, unless and to the extent (after consultation with counsel) the Company shall determine that delivery of such notice and/or materials to HarbourVest may violate attorney-client privilege or other privileged communications.

         2. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked, except by written consent of all of the Stockholders.

         3. Indemnification. In the event that any director elected pursuant to
Section 1 of this Article II shall be made or threatened to be made a party to any action, suit or proceeding with respect to which he may be entitled to indemnification by the Company pursuant to its Certificate of Incorporation or By-laws, or otherwise, he shall be entitled to be represented in such action, suit or proceeding by counsel of his choice and the reasonable expenses of such representation shall be reimbursed by the Company to the extent provided in or authorized by said Certificate of Incorporation or By-laws. Each Stockholder agrees not to take any action to amend any provisions of the Certificate of Incorporation or By-laws of the Company relating to indemnification of directors, as presently in effect, without the prior written consent of all of the Stockholders.

         4. Restrictive Legend. All certificates representing Voting Shares owned or hereafter acquired by the Stockholders or any transferee of the Stockholders bound by this Agreement shall have affixed thereto a legend substantially in the following form:

                  "The shares of stock represented by this certificate are subject to certain voting agreements as set forth in an Investor Rights Agreement (as the same may be amended or amended and restated from time to time) by and among the registered owner of this certificate, the corporation and certain other shareholders of the corporation, a copy of which is available for inspection at the office of the Secretary of the corporation."


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         5. Transfers of Voting Rights. Any transferee to whom Voting Shares are transferred by a Stockholder, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, and shall be entitled to the rights granted to the transferor under this Agreement, to the same extent as if such transferee were a Stockholder hereunder.

ARTICLE III.      REGISTRATION RIGHTS

         1.       Required Registrations.

                  (a) At any time after September 13, 2000, any Preferred Holder or Holders holding at least 25% of the Registrable Shares may request, in writing, that the Company effect the registration (i) on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Preferred Holder or Holders having an aggregate offering price to the public, based on the then current market price or fair value, of at least (A) $15,000,000, in the event of an initial public offering, or (B) $10,000,000, in the event of any subsequent public offering or (ii) on Form S-3 (or any successor form) of Registrable Shares owned by such Preferred Holder or Holders having an aggregate offering price of at least $1,000,000 (based on the then current market price or fair value). If the Preferred Holder or Holders initiating the registration intend(s) to distribute the Registrable Shares by means of an underwriting, such Preferred Holder or Holders shall so advise the Company in its request. In the event such registration is underwritten, the right of other Preferred Holders to participate in such registration shall be conditioned on such Preferred Holders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all other Preferred Holders. Such Preferred Holders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Preferred Holders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all Preferred Holders may not be included in the offering, then all Preferred Holders who have requested registration shall participate in the registration pro rata based upon the number of Registrable Shares which they have requested to be so registered. Thereupon, the Company shall, as expeditiously as possible, use its reasonable best efforts to effect the registration on Form S-1, Form S-2 or Form S-3 (or any successor form) of all Registrable Shares which the Company has been requested to so register.

                  (b) The Company shall not be required to effect more than two registrations pursuant to clause (i) of paragraph (a) above; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering the applicable Registrable Shares shall have (i) become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Registrable Shares have been sold pursuant thereto, or
(ii) been withdrawn at the request of the Preferred Holders requesting such registration (other than as a result of information

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concerning the business or financial condition of the Company which is made known to the Preferred Holders after the date on which such registration was requested). In addition, the Company shall not be required to effect any registration within 6 months after the effective date of any other Registration Statement on Form S-1 or S-3 involving an underwritten offering of the Company.

                  (c) If at the time of any request to register Registrable Shares pursuant to this Article III, Section 1, the Company is engaged at the time of the request in a registered public offering of securities for its own account or is engaged in any other activity which, in the good faith determination of a majority of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 120 days from the effective date of such request, such right to delay a request to be exercised by the Company not more than once in any 18-month period.

         2.       Incidental Registration.

                  (a) Whenever the Company proposes to file a Registration Statement at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within 30 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its reasonable best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Article III, Section 2 without obligation to any Stockholder.

                  (b) In connection with any registration under this Article III, Section 2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it; provided that the Company shall use commercially reasonable efforts to ensure that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of Preferred Holders greater than the obligations of the Preferred Holders pursuant to Section 5(b) of this Article III. If in the opinion of the managing underwriter it is desirable because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein; provided, however, that no persons or entities other than the Company, the Stockholders and other persons or entities holding registration rights shall be permitted to include securities in the offering. If the number of Registrable Shares to

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be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of securities entitled to include them in such registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible there into). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence.

         3. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                  (a) File with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause that Registration Statement to become and remain effective;

                  (b) As expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 120 days after the effective date thereof;

                  (c) As expeditiously as possible furnish to each selling stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

                  (d) As expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholder to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

         If the Company has delivered preliminary or final prospectuses to the selling Stockholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholder shall immediately cease making

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offers of Registrable Shares and return all prospectuses to the Company. The
Company shall promptly provide each selling Stockholder with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholder shall be free to resume making offers of the Registrable Shares.

         4. Allocation of Expenses. The Company will pay all Registration Expenses (defined below) of all registrations under this Agreement; provided, however, that if a registration under Article III, Section l(a) (i) is withdrawn at the request of the Preferred Holder or Holders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Preferred Holder or Holders after the date on which such registration was requested) and if the requesting Preferred Holder or Holders elect not to have such registration counted as a registration requested under Article III, Section l(a)(i), the requesting Preferred Holder or Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Article III, Section 4, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with the provisions of this Article III, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the selling Stockholder(s) to represent the selling Stockholder(s), state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Stockholders' own counsel (other than the one counsel selected to represent all selling Stockholder(s)).

         5.       Indemnification and Contribution.

                  (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares (and each of its officers and directors), each underwriter of such Registrable Shares, and each other person, if any, who controls such seller (and each of its officers and directors) or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any material violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the

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Company and relating to action or inaction required of the Company in connection with any such registration; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

                  (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the liability of each Stockholder under this
Section 5(b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of Shares sold by such seller under such registration statement bears to the total public offering price under such registration statement of all securities sold by Stockholders liable hereunder for any such loss, claim, damage, liability or expense, but in any event the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold in connection with such registration.

                  (c) Each party entitled to indemnification under this Article III, Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Article III, Section 5. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Article III, Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article III, Section 5 provides for indemnification in such case, or
(ii) contribution under the Securities Act may be required on the part of any such selling Stockholder or any such controlling person in circumstances for which indemnification is provided under this Article III, Section 5; then, in each such case, the Company and such Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not-guilty of such fraudulent misrepresentation.

         6. Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Article III, Section 1, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

         7. Information by Holder. Each Stockholder including Registrable Shares in any registration shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         8. "Stand-Off" Agreement. Each Stockholder, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 180 days) following the effective date of such Registration Statement; provided, that:

                  (a) such agreement shall only apply to the first Registration Statement covering Common Stock to be sold on its behalf to the public in an underwritten offering; and

                  (b) all officers, directors and 5 percent stockholders of the Company enter into or are bound by similar agreements.

         Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter, provided that transfers to affiliates and donees shall be permitted if the transferee agrees to be bound by the same stand-off agreement originally executed by the transferor. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

         9. Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Preferred Holders holding at least fifty-five percent (55%) of the Registrable Shares on an as-if-converted basis, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include securities of the Company in any Registration Statement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on terms substantially similar to the terms on which holders of Registrable Shares may include shares in such registration, or (b) to make a demand registration which could result in such registration statement being declared effective prior to September 13, 2001. Notwithstanding the preceding sentence, any registration rights with respect to Company securities given to any person or entity after the date hereof other than pursuant to this Agreement shall be subordinate to the rights of the Stockholders set forth herein unless Stockholders holding at least 55% of the Registrable Shares consent in writing to such rights, provided that such action taken pursuant to this Section 9 may be effected only in a manner which affects all holders of Registrable Shares in the same fashion.

         10. Rule 144 Requirements. After the earliest of (a) the closing of the sale of securities of the Company pursuant to a Registration Statement, (b) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (c) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

                  (i) Comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

                  (ii) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (iii) Furnish to any holder of Registrable Shares upon request
(A) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

         11. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities which the Stockholders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Article III, Section 11 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (a) cash, (b) securities of the acquiring corporation which may be immediately sold to the public, without registration under the Securities Act (including pursuant to Rule 144 (other than Rule 144(k)) and/or Rule 145 promulgated thereunder), or (c) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

ARTICLE IV.       RIGHT OF FIRST REFUSAL AGREEMENT ON COMPANY ISSUANCES

         1.       Right of First Refusal

                  (a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange,
(i) any shares of its Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into capital stock of the Company (collectively, the "Offered Securities"), unless in each such case the Company shall have first complied with this Agreement. The Company shall deliver to each holder of at least 200,000 (two hundred thousand) Shares (such number to be proportionately adjusted in the event of any stock splits, stock dividends, recapitalizations or similar events occurring on or after the date of this Agreement) (an "Offered Holder") a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the "Offer"), which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities, if known, to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Offered Holder (A) such portion of the Offered Securities as the aggregate number of Voting Shares then held by such Offered Holder bears to the aggregate number of voting securities of the Company then outstanding (the "Basic Amount"), and (B) such additional amount of the Offered Securities as such Offered Holder indicates it will purchase or acquire should other Offered Holders acquire less than their respective Basic Amounts (the "Undersubscription Amount"). Each Offered Holder shall have the right, for a period of 30 days following delivery of the offer, to purchase or acquire, at the price and upon the other terms-specified in the Offer, the number or amount of Offered Securities described above. The offer by its term shall remain open and irrevocable for such 30-day period.

                  (b) For purposes of calculating an Offered Holder's ownership of Shares, all shares of convertible Preferred Stock of the Company shall be deemed to have been converted into shares of Common Stock.

                  (c) To accept an Offer, in whole or in part, an Offered Holder must deliver a written notice to the Company prior to the end of the 30-day period of the offer, setting forth the portion of the Offered Holder's Basic Amount that such Offered Holder elects to purchase and, if such Offered Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Offered Holder elects to purchase (the "Notice of Acceptance"). If any Offered Holder subscribes for fewer Offered Securities than its Basic Amount, then each Offered Holder who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the aggregate Basic Amounts for all Offered Holders (the "Subject Offered Securities") and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Offered Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Offered Holder bears to the total Undersubscription Amounts subscribed for by all Offered Holders, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

                  (d) In the event that Notices of Acceptance are not given by the Offered Holders in respect of all the Subject Offered Securities, the Company shall have 90 days from the expiration of the period set forth in
Article IV, Section l (a) to issue, sell or exchange all or any part of such Subject Offered Securities (not including the Available Undersubscription Amounts that Offered Holders are entitled to purchase pursuant to Article IV,
Section 1(c) above) as to which a Notice of Acceptance has not been given by the Offered Holders (the "Refused Securities") as well as the balance of the Offered Securities, but only to the offerees or purchasers described in the offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

                  (e) Upon the closing of the issuance, sale or exchange of all or less than all the Refused Securities and the balance of the Offered Securities, the Offered Holders shall acquire from the Company, and the Company shall issue to such Offered Holders, the number or amount of Offered Securities specified in the Notices of Acceptance, upon the terms and conditions specified in the Offer. The purchase by the Offered Holders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such holders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to each such Offered Holders and their respective counsel.

                  (f) Any Offered Securities not acquired by the Offered Holders or other persons in accordance with Article IV, Section l(d) may not be issued, sold or exchanged until they are again offered to the Offered Holders under the procedures specified in this Article.

         2. Excluded Issuances. The rights of the Offered Holders under this
Article IV shall not apply to:

                  (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

                  (b) The issuance of any shares of Common Stock upon conversion of outstanding shares of Preferred Stock;

                  (c) Up to 5,284,302 shares of Common Stock or such greater number as is unanimously approved by the Board of Directors, or options exercisable therefor, including options outstanding on the date of this Agreement (such number to be proportionately adjusted in the event of any stock splits, stock dividends, recapitalizations or similar events occurring on or after the date of this Agreement) issuable to officers, directors, consultants and employees of the Company or any subsidiary pursuant to any plan, agreement or arrangement approved by a vote of not less than a majority of the Board of Directors of the Company;

                  (d) Securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity;

                  (e) Shares of Common Stock sold by the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act;

                  (f) The issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided (A) such issuances are for other than primarily equity financing purposes as determined by the Company's Board of Directors, (B) such issuances are not to pre-existing holders of Preferred Stock of the Company or their affiliates and (C) such issuances are approved by all members of the Company's Board of Directors; or

                  (g) (i) The issuance and sale of shares of Series D Preferred pursuant to the Series D Stock Purchase Agreement and (ii) the issuance of any shares of Common Stock upon conversion of shares of Series D Preferred.

ARTICLE V. RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT ON TRANSFERS BY FOUNDERS

         1.       Restrictions on Transfer.

                  (a) Any sale or other disposition of any Voting Shares by a Founder, other than according to the terms of this Agreement, shall be void and transfer no right, title or interest in or to any of such Voting Shares to the purported transferee.

                  (b) Each Founder agrees to present the certificates representing the Voting Shares presently owned or hereafter acquired by him to the Secretary of the Company and cause the Secretary to stamp on the certificate in a prominent manner the following legend:

                           "The sale or other disposition of any of the shares represented by this certificate is restricted by an Investor Rights Agreement (as the same may be amended or amended and restated from time to time) by and among certain of the shareholders of this corporation and this corporation (the "Agreement"). A copy of the Agreement is available for inspection during normal business hours at the office of the Secretary of the corporation."

         2.       Transfers Not Subject to Restrictions.

                  (a) Subject to Section 2 of Article X hereof, any Founder may sell, assign or transfer Voting Shares to (i) his spouse, children, issue, siblings, siblings-in-law or parents, parents-in-law, or to a trust established for the benefit of his spouse, children, issue, siblings, siblings-in-law, parents, parents-in-law or himself, or dispose of them under his will, or (ii) any other Founder, without compliance with Sections 3 and 6 of this Article V.

                  (b) The rights of the Company and the Offered Holders under Sections 4 and 5 of this Article V shall not apply to any pledge of Voting Shares by a Founder which creates a mere security interest, provided the pledgee provides the Company with a written agreement to be bound hereby to the same extent as the pledging Founder.

         3.       Offer of Sale; Notice of Proposed Sale.

         If any Founder desires to sell, transfer or otherwise dispose of any of his Voting Shares, or of any interest in such Voting Shares, whether voluntarily or by operation of law, in any transaction other than pursuant to Section 2 of this Article V, such Founder (the "Selling Founder") shall first deliver written notice of his desire to do so (the "Notice") to the Company and the Offered Holders, in the manner prescribed in Section 6 of Article V hereof. The Notice must specify: (i) the name and address of the party, to which the Selling Founder proposes to sell or otherwise dispose of the Voting Shares or an interest in the Voting Shares (the "Offeror"), (ii) the number of Voting Shares the Selling Founder proposes to sell or otherwise dispose of (the "Offered Shares"), (iii) the consideration per Voting Share to be delivered to the Selling Founder for the proposed sale, transfer or disposition, and (iv) all other material terms and conditions of the proposed transaction.

         4. Company's Option to Purchase.

                  (a) Subject to Section 6(a) of this Article V, the Company shall have the first option to purchase all or any part of the Offered Shares for the consideration per share and on the terms and conditions specified in the Notice. The Company must exercise such option, no later than 15 days after such Notice is deemed under Section 6 of this Article V to have been delivered to it, by written notice to the Selling Founder.

                  (b) In the event the Company does not exercise its option within such 15-day period with respect to all of the Offered Shares, the Secretary of the Company shall, by the last day of such period, give written notice of that fact to the Offered Holders (the "Offered Holders Notice"). The Offered Holders Notice shall specify the number of Offered Shares not purchased by the Company (the "Remaining Shares").

                  (c) In the event the Company duly exercises its option to purchase all or part of the Offered Shares, the closing of such purchase shall take place at the offices of the Company on the later of (i) the date five days after the expiration of such 15-day period or (ii) the date that the Offered Holders consummate their purchase of Offered Shares under Section 5(c) of this
Article V.

                  (d) To the extent that the consideration proposed to be paid by the offeror for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by the Company and/or the Offered Holders exercising their options under Sections 4 and 5 of this Article V may consist of cash equal to the value of such property, as determined in good faith by agreement of the Selling Founder and the Company and/or the Offered Holders acquiring such Offered Shares.

                  (e) Notwithstanding anything to the contrary herein, neither the Company nor any Offered Holders shall have any right to purchase any of the Offered Shares hereunder unless the Company and/or such Offered Holders exercise their option to purchase all of the Offered Shares.

         5.       Offered Holders' Option to Purchase.

                  (a) Subject to Section 6(a) of this Article V, each Offered Holder shall have an option, exercisable for a period of 15 days from the date of delivery of the Offered Holders Notice, to purchase on a pro rata basis (subject to adjustment pursuant to Section 5(b)), according to the number of Voting Shares owned by such Offered Holder in proportion to the number of Voting Shares held by all Offered Holders, of the Remaining Shares for the consideration per share and on the terms and conditions set forth in the Notice. Such option shall be exercised by delivery of written notice to the Secretary of the Company. Alternatively, each Offered Holder may within the same 15-day period, notify the Secretary of the Company of his or its desire to participate in the sale of Voting Shares held by him or it on the terms set forth in the Notice, and the number of Voting Shares he or it wishes to sell.

                  (b) In the event options to purchase have been exercised by the Offered Holders with respect to some but not all of the Remaining Shares, those Offered Holders who have exercised their options within the 15-day period specified in Section 5(a) shall have an additional option, for a period of five days next succeeding the expiration of such 15-day period, to purchase all or any part of the balance of such Remaining Shares on the terms and conditions set forth in the Notice, which option shall be exercised by the delivery of written notice to the Secretary of the Company. In the event there are two or more such Offered Holders that choose to exercise the last mentioned option for a total number of Voting Shares in excess of the number available, the Remaining Shares available for each such Offered Holder's option shall be allocated to such Offered Holder pro rata based on the number of Voting Shares owned by the Offered Holders so electing.

                  (c) If the option to purchase the Remaining Shares is exercised in full by the Offered Holders, the closing of the purchase of the Remaining Shares shall take place at the offices of the Company no later five days after the exercise of such purchase option by the Offered Holder or Offered Holders.

         6.       Failure to Fully Exercise Options; Co-Sale.

                  (a) If the Company and the Offered Holders do not exercise their options to purchase all of the Offered Shares within the periods described in this Agreement (the "Option Period"), then all options of the Company and the Offered Holders to purchase the Offered Shares, whether exercised or not, shall terminate, but each Offered Holder which has, pursuant to Section 5 of this
Article V, expressed a desire to sell Voting Shares in the transaction (a "Participating Offered Holder"), shall be entitled to do so pursuant to this Section. The Secretary of the Company, shall promptly, on expiration of the Option Period, notify the Selling Founder of the aggregate number of Voting Shares the Participating Offered Holders wish to sell. The Selling Founder shall use his best efforts to interest the Offeror in purchasing, in addition to the offered Shares, the Voting Shares the Participating Offered Holders wish to sell. If the offeror does not wish to purchase all of the Voting Shares made available by the Selling Founder and the Participating Offered Holders, then each Participating Offered Holder and the Selling Founder shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice, a portion of the Voting Shares being sold to the offeror, in the same proportion as such Selling Founder or Participating Offered Holder's ownership of Voting Shares bears to the aggregate number of Voting Shares owned by the Selling Founder and the Participating Offered Holders. The transaction contemplated by the Notice shall be consummated not later than 60 days after the expiration of the Option Period.

                  (b) If the Participating Offered Holders do not elect to sell the full number of Voting Shares which they are entitled to sell pursuant to
Section 6(a), the Selling Founder shall be entitled to sell to the offeror, according to the terms set forth in the Notice, that number of his own Voting Shares which equals the difference between the number of Voting Shares desired to be purchased by the offeror and the number of Voting Shares the Participating Offered Holders wish to sell. If the Selling Founder wishes to sell, transfer or otherwise dispose of any such Voting Shares at a price per Voting Share which differs from that set forth in the Notice, upon terms different from those previously offered to the Company and the Offered Holders, or more than 60 days after the expiration of the Option Period, as a condition precedent to such transaction, such Voting Shares must first be offered to the Company and the Offered Holders on the same terms and procedures and time periods set forth above.

                  (c) The proceeds of any sale made by the Selling Founder without compliance with the provisions of this Section 6 shall be deemed to be held in constructive trust in such amount as would have been due the Participating Offered Holders if the Selling Founder had complied with this Agreement.

         7. Other Rights Not Affected. Notwithstanding anything to the contrary contained in this Article V, nothing in this Article V shall limit any right of the Company to repurchase any shares from a Founder which have not yet vested pursuant to the terms of any other agreement between the Company and such Founder.

ARTICLE VI.

         Intentionally omitted.

  ARTICLE VII.  COVENANTS OF THE COMPANY

         1. Amendment of Series A/B Stock Purchase Agreements. The terms contained in (i) Section 8 of the Series A Convertible Preferred Stock Purchase Agreement, dated as of July 26, 1996, by and among the Company, the Founders and the individuals and entities listed in Exhibit A thereto, as amended (the "Series A Stock Purchase Agreement") and (ii) Section 7 of the Series B Convertible Preferred Stock Purchase Agreement, dated as of August 8, 1997 by and among the Company, the Founders and the individuals and entities listed in Exhibit A thereto (the "Series B Stock Purchase Agreement" and, together with the Series A Agreement, the "Series A/B Stock Purchase Agreements") are hereby terminated as of the date hereof and shall be of no further force and effect, the parties to each of the respective Series A/B Stock Purchase Agreements holding the requisite number of shares of Preferred Stock necessary to amend each of the Series A/B Stock Purchase Agreements having (by their signatures hereto) consented to such amendments.

         2.       Inspection.

                  (a) The Company shall permit each Preferred Holder holding at least 200,000 shares of Preferred Stock (as adjusted for stock splits, combinations and the like), or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

                  (b) Any authorized representative of a Preferred Holder (other than such Preferred Holder's legal counsel or accountants) who or which is not employed by the Preferred Holder (i) shall be required to execute a confidentiality agreement in a form approved by the Board of Directors and (ii) may not be employed by or affiliated with a competitor of the Company, as determined by the Board of Directors.

         3.       Financial Statements and Other Information.

                  (a) The Company shall deliver to each Preferred Holder (except with respect to subsections (ii), (iii), (iv) and (v) below, to which the Company shall deliver to each Preferred Holder, holding at least 200,000 shares of Preferred Stock (as adjusted for stock splits, combinations and the like)) the following financial statements and other information:

                           (i)      within 90 days after the end of each fiscal
year of the Company, or at such later time as may be approved by the Board of Directors, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles;

                           (ii) within 30 days after the end of each fiscal
quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

                           (iii) within 20 days after the end of each month, an
unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year;

                           (iv) as soon as available, but in any event within 30
days after commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year; and

                           (v) with reasonable promptness, such other notices,
information and data with respect to the Company as the Company delivers to the holders of its Common Stock or Preferred Stock in their capacities as stockholders, and such other information and data as such Preferred Holders may from time to time reasonably request.

                  (b) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clauses (ii) and (iii) of paragraph (a) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present, in all material respects, the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby, except that the financial statements may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

                  (c) The Company shall not be required to deliver the financial statements and other information provided for in Section 3 of this Article VII to any transferee permitted under any of the Stock Purchase Agreements who or which is employed by or affiliated with a competitor of the Company, as determined by the Board of Directors.

         4. Material Changes and Litigation. The Company shall promptly notify each of the Preferred Holders of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or any officer, director, key employee or principal stockholder of the Company materially adversely affecting or which, if adversely determined, would materially adversely affect the Company's business, prospects, assets or condition, financial or otherwise.

         5. Key Man Insurance. The Company shall maintain, term life insurance upon the lives of the Founders in the amount of $1,000,000 each, with the proceeds payable to the Company.

         6. Nondisclosure, Noncompetition and Developments Agreements. Unless otherwise determined by the Company's Board of Directors, the Company shall require all persons now or hereafter employed by the Company to enter into (i) a Noncompetition Agreement in substantially the form of Exhibit 1-A hereto and
(ii) an Employee Nondisclosure and Developments Agreement in substantially the form of Exhibit 1-B hereto, or such other forms as may be approved by the Board of Directors of the Company.

         7. Stock Restriction Agreements. Unless otherwise determined by the Company's Board of Directors, the Company shall require all persons now or hereafter employed by the Company who are issued capital stock or options of the Company to be subject to the vesting provisions described on Exhibit 2 hereto with respect to such shares of capital stock or options.

         8. Reservation of Common Stock. The Company shall at all times reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Preferred Stock.

         9. Board Meetings. The Board of Directors of the Company shall meet at least once per month or at such other intervals as may be approved by a majority of the members of the Board of Directors.

         10. Termination of Covenants. The covenants of the Company contained in this Article VII shall terminate, and be of no further force or effect, (i) upon the closing of the Company's Initial Public Offering or (ii) in the case of Sections 3 and 4 of this Article VII only, upon the date the Company has a class of securities registered under the Securities Exchange Act of 1934, as amended, and commences filing reports thereunder; provided, that if the Company fails to file such reports in a timely manner and the event set forth in clause (i) of this sentence shall not have occurred, the rights of the Preferred Holders under
Section 3 of this Article VII shall be reinstated.

         11. Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general working capital purposes.

         12. Securities Law Matters. The Company shall not take any action which could cause the offer and sale of the Shares to each of the Purchasers to fail to be in compliance with the applicable federal and state securities laws. The Company shall make all filings required to be made after the closing of the transactions in which Shares are issued under applicable federal and state securities laws.

         13. Conversion Shares. The Company (i) will not permit the par value of any shares of stock at the time receivable upon the conversion of the Preferred Stock to exceed the Applicable Conversion Price (as defined in the Company's Charter) then in effect, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid nonassessable shares of stock on the conversion of the Preferred Stock, and
(iii) will not take any action which results in any adjustment of the Applicable Conversion Price if the total number of shares of Common Stock issuable after the action upon the conversion of all of the Preferred Stock will exceed the total number of shares of Common Stock then authorized by the Company's Charter and available for the purpose of issue upon such conversion.

ARTICLE VIII.  TRANSFER OF SHARES

         1. Amendment of Series A/B Stock Purchase Agreements. The terms contained in (i) Section 9 of the Series A Agreement and (ii) Section 8 of the Series B Agreement are hereby terminated as of the date hereof and shall be of no further force and effect, the parties to each of the respective Series A/B Stock Purchase Agreements holding the requisite number of shares of Preferred Stock necessary to amend each of the Series A/B Stock Purchase Agreements having (by their signatures hereto) consented to such amendments.

         2. Restricted Shares. "Restricted Shares" means (i) the Preferred Stock, (ii) the shares of Common Stock issued or issuable upon conversion of the Preferred Stock, (iii) any shares of capital stock of the Company acquired by the Preferred Holders pursuant to any of the Stock Purchase Agreements, and (iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (i) upon any sale pursuant to this Agreement, Section 4(l) of the Securities Act or Rule 144 under the Securities Act or (ii) at such time as they have had the legend removed from the certificates evidencing such shares pursuant to Section 4 of this Article VIII below after becoming eligible for sale under Rule 144(k) under the Securities Act.

         3.       Requirements for Transfer.

                  (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or
(ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by any Preferred Holder (x) that is a partnership without consideration and pursuant to the terms of the applicable partnership agreement to any or all of its partners or retired partners who retires after the date hereof, or to the estate of any such partners or retired partners, or (y) that is a corporation without consideration to an affiliate or donee, in each case if the transferee agrees in writing to be subject to the terms of this Article VIII to the same extent as if he were an original Preferred Holder under any of the Stock Purchase Agreements, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

         4. Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

                  The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

         5. Rule 144A Information. The Company agrees, upon the request of any Preferred Holder, to make available to such Preferred Holder and to any prospective transferee of any Restricted Shares of such Preferred Holder the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

ARTICLE IX.  STANDSTILL AGREEMENT.

                  1.       Standstill Agreement

                  (a) Subject to the provisions of Section 1(b) of this Article IX, the Series D Holders agree that, for the period beginning on April 20, 2000 and terminating on the earliest to occur of (i) such time as a person or entity not currently a party to this Agreement acquires at least a majority of the voting power of all outstanding capital stock of the Company, (ii) April 20, 2010 or (iii) with respect to a particular Series D Holder, such time as such Series D Holder no longer holds any of the Series D Preferred originally issued and sold to such holder on April 20, 2000 (the "Standstill Period"), unless it has obtained the prior written consent of the Company, it will not, alone or as a member of any Group:

                  (i) acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, any capital stock of the Company, or rights or options to acquire capital stock of the Company, if after such acquisition (and giving effect to the exercise of any such rights or options) a Series D Holder (either alone or as a member of a Group) would own of record or beneficially in the aggregate more than 6.1% of the issued and outstanding Capital Stock of the Company (the "Percent Limit"); provided that notwithstanding the provisions of this clause (i), if the number of shares of outstanding Capital Stock of the Company is reduced or if the aggregate ownership of the Series D Holders is increased as a result of a recapitalization of the Company, or as a result of any other action taken by the Company, the Series D Holder will not be required to dispose of (and may continue to vote) any of its holdings of Capital Stock even though such action resulted in the Series D Holders' ownership exceeding the percentage of Capital Stock which the Series D Holders would then be permitted to own. Except as otherwise provided above, if the Series D Holders shall at any time during the Standstill Period own in the aggregate in excess of the maximum percentage of the Capital Stock at the time permitted by this clause
(i), (a) the Series D Holders shall sell as promptly as practicable under the circumstances sufficient Capital Stock so that after such sale the Series D Holders shall not own in the aggregate more than the applicable maximum permitted percentage of Capital Stock, and (b) the Series D Holders shall refrain from voting on any matter as to which the holders of Capital Stock shall have the right to vote with respect to any capital stock held by the Series D Holders in excess of the Percent Limit;

                  (ii) "solicit" proxies with respect to Capital Stock under any circumstances or become a "participant" in any "election contest" relating to the election of directors of the Company, as such terms are defined in Regulation 14A under the Exchange Act; deposit any Capital Stock in a voting trust or subject them to a voting agreement or other agreement of similar effect (other than pursuant to this Agreement or any amendment, modification or supplement to this Agreement);

                  (iii) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals at any time or induce or attempt to induce any other person to initiate any stockholder proposal;

                  (iv) Intentionally Omitted; or

                  (v) initiate, propose or otherwise solicit any proposals for the acquisition of the Company or a controlling interest therein.

         The provisions of this Section 1(a) shall not apply to any of the activities restricted by subsections (i) through (v) to the extent that, and for as long as, either (a) the Board of Directors of the Company has publicly announced it is seeking bids from third parties for the acquisition of the Company or (b) a third party not affiliated with the Series D Holders announces an offer to acquire a majority of the capital shares of the Company.

                  (b) For purposes of Section 1(a), the Series D Holders shall not be deemed to own indirectly or beneficially any Capital Stock of the Company, or rights or options to acquire Capital Stock of the Company, that are owned by any entity of which any of the Series D Holders is a limited partner only or in which any of the Series D Holders otherwise owns a minority equity interest.

ARTICLE X.        GENERAL

         1. Termination. Notwithstanding any other provision hereof, Article II of this Agreement shall terminate in its entirety on the earlier of (a) the closing of an Initial Public Offering or (b) the first date on which the Founders and Preferred Holders collectively own less than a majority of the Shares (provided that the rights of the Series C Holders in Section 1(a)(iii) shall survive for so long as HarbourVest holds at least 625,000 shares of Series C Preferred). All of the Company's obligations to register Registrable Shares under Article III of this Agreement shall terminate on the fifth anniversary of an Initial Public Offering. Article IV and Article V of this Agreement shall terminate in their entirety upon the earliest of (a) the sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise or (b) the closing of an Initial Public Offering. The covenants of the Company contained in Article VII of this Agreement shall terminate in accordance with Section 10 thereof. Article VIII shall survive the termination of this Agreement. Article IX shall terminate in accordance with
Section 1 thereof.

         2. Transfer of Rights. This Agreement, and the rights and obligations of the Preferred Holders (other than the obligations of Series D Holders set forth in Article IX) hereunder, may be assigned by the Preferred Holders to any person or entity to which Shares are properly transferred by the Stockholders, and such transferee shall be deemed a "Stockholder" and a "Preferred Holder" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees to be bound by the terms hereof. This Agreement, and the rights and obligations of the

Founders hereunder, may be assigned by the Founders to any person or entity to which Shares are properly transferred by the Founders, and such transferee shall be deemed a "Stockholder" and a "Founder" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees to be bound by the terms hereof.

         3. Waiver of Right of First Refusal. Each Series A Holder, Series B Holder, Series B-1 Holder and Series C Holder in his or its capacity as such, waives its right of first refusal granted pursuant to Article IV of the Existing Agreement and this Agreement with respect to the issuance and sale of (i) an aggregate of up to 956,938 shares of Series D Preferred to the Purchasers and
(ii) the shares of Common Stock issuable upon conversion of the shares of Series D Preferred referred to in the foregoing clause (i).

         4. Severability. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

         5. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Stockholders shall be entitled to specific performance of the agreements and obligations of the Company and the Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

         6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

         7. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

         If to the Company, at eRoom Technology, Inc., 725 Concord Avenue, Cambridge, MA 02138, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Preferred Holder; with a copy to Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, MA 02110, Attention: William J. Schnoor, Jr., Esq.;

         If to the Founders, at each such Founder's respective address set forth beneath his signature on this Agreement, or at such other address or addresses as may have been furnished to the Company in writing by such Founder; and

         If to a Preferred Holder, at his or its address set forth beneath his or its signature to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing by the Preferred Holder.

         Notices provided in accordance with this Article X, Section 7 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

         8. Complete Agreement; Amendments. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes the Existing Agreement which is hereby terminated effective upon the issuance and sale of the Series D Preferred to the Purchasers. Except as otherwise expressly set forth in this Agreement, no amendment, modification, waiver or termination of any provision of this Agreement shall be valid unless in writing and signed by the Company and the holders of 55% of the voting power of the Shares then held by all Preferred Holders; provided, that (i) Articles II (except as set forth in (iii) below), III and V may be amended only if the Founders (by action of the holders of a majority of the Voting Shares held by the Founders) concur in such amendment,
(ii) Article III may be amended with the consent of the holders of less than all Registrable Shares only in a manner which affects all Registrable Shares (to the extent affected) in the same fashion, (iii) for so long as HarbourVest holds at least 625,000 shares of Series C Preferred, Article II, Sections 1(a)(iii), 1(b), the second sentence of 1(d) and 1(f) may be amended to adversely affect the Series C Holders only with the consent of the holders of a majority of shares of Series C Preferred and (iv) Article IX may be amended only with the consent of the holders of at least a majority of the Series D Preferred; provided, further, that any amendment to this Agreement which does not affect a holder of Preferred Stock in the same fashion as the other holders of Preferred Stock shall require the consent of such holder. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each holder of any Preferred Stock (including shares of Common Stock into which any shares of Preferred Stock have been converted), each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         9. Pronouns. Whenever the content may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

         10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one Agreement binding on all the parties hereto.

         11. Captions. Captions of sections have been added only for convenience -and shall not be deemed to be a part of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                         COMPANY:

                                         EROOM TECHNOLOGY, INC.



                                         By:      /s/Jeffrey R. Beir
                                                  Jeffrey R. Beir
                                                  President

                                         Address: 725 Concord Avenue
                                                  Cambridge, MA 02138


                                         FOUNDERS:


                                         /s/Jeffrey R. Beir
                                         Jeffrey R. Beir

                                         Address: c/o eRoom Technology, Inc.
                                                  725 Concord Avenue
                                                  Cambridge, MA 02138

                                         /s/R. Pito Salas
                                         R. Pito Salas

                                         Address: c/o eRoom Technology, Inc.
                                                  725 Concord Avenue
                                                  Cambridge, MA 02138

                               PREFERRED HOLDERS:

                                ATLAS VENTURE FUND III, L.P.

                                By:  Atlas Venture Associates III, LLC
                                      Its General Partner


                                By:      /s/ Ronald Nordin
                                         Member Manager

                                Address: 222 Berkeley Street
                                         Suite 1950
                                         Boston, MA 02116


                                ATLAS VENTURE ENTREPRENEURS' FUND III, L.P.

                                By:  Atlas Venture Associates III, LLC
                                       Its General Partner


                                By:      /s/ Ronald Nordin
                                         Member Manager

                                Address: 222 Berkeley Street
                                         Suite 1950
                                         Boston, MA 02116

                     HARBOURVEST PARTNERS VI - DIRECT FUND, L.P.

                     By:    HVP VI - Direct Associates LLC, as General Partner

                     By:    HarbourVest Partners, LLC, as Managing Member


                     By:    /s/Rob Wadsworth
                     Name:
                     Title

                     Address:          One Financial Center
                                       44th Floor
                                       Boston, MA 02111

                     ESSEX PRIVATE PLACEMENT II, LIMITED PARTNERSHIP

                     By:  Essex Investment Management Company,   LLC, its
                           General Partner


                     By: /s/Susan Stickells
                         Member Manager

                     Address: 125 High Street, 29th Floor
                              Boston, MA  02110

                     NEW ENTERPRISE ASSOCIATES VII, LIMITED PARTNERSHIP

                     By: NEA Partners VII, Limited Partnership


                     By: /s/Stewart Alsop
                         General Partner

                     Address: 2490 Sand Hill Road
                              Menlo Park, CA  94025

                     NEA PRESIDENTS' FUND, L.P.

                     By:  NEA General Partners, L.P.


                     By: /s/Stewart Alsop
                         General Partner

                     Address: 2490 Sand Hill Road
                              Menlo Park, CA  94025


                     NEA VENTURES 1997, L.P.

                     By: /s/Susie Greathouse
                     Title:

                     Address: 2490 Sand Hill Road
                              Menlo Park, CA  94025

                     NORTH BRIDGE VENTURE PARTNERS, L.P.

                     By: North Bridge Venture Management, L.P.,
                         its General Partner


                     By: /s/Rich D'Amore
                         General Partner

                     Address: 950 Winter Street, Suite 4600
                              Waltham, MA  02451

                     MATRIX PARTNERS IV, L.P.

                     By: Matrix IV Management Co., L.P.,
                         its General Partner


                     By: /s/Timothy Barrows

                     Address: Bay Colony Corporate Center
                              1000 Winter Street, Suite 4500
                              Waltham, MA 02451

                           MATRIX IV ENTREPRENEURS FUND, L.P.

                           By: Matrix IV Management Co., L.P.,
                               its General Partner


                           By: /s/Timothy Barrows

                           Address: Bay Colony Corporate Center
                                    1000 Winter Street, Suite 4500
                                    Waltham, MA 02451


                           CREDIT SUISSE FIRST BOSTON VENTURE FUND I, L.P.

                           By:  QBB Management Fund I, LLC, its general partner

                           By: /s/Warren Dewar
                               William J. Brady, III

                           Address: One Boston Place, 30th Floor
                                    Boston, MA 02108


                           DAIN RAUSCHER WESSELS INVESTORS L.L.C.

                           By:  Dain Rauscher Incorporated
                                Its:   Managing Member

                           By: /s/Pete Grant

                           Print Name:

                           Title:

                           Address: 60 South Street
                                    Minneapolis, MN 55402

                               FORD MOTOR COMPANY


                                By: /s/John Kwant
                                Title:

                                Address:  1 American Road
                                          Dearborn, MI 48121

                                   Schedule I

                     List of Series A Preferred Stockholders


North Bridge Venture Partners, L.P.
Matrix Partners IV, L.P.
Matrix IV Entrepreneurs Fund, L.P.
John A. Doernberg
Spencer Larson
Edward Zaval
Peter Miller
George Goldsmith
Morton H. Rosenthal

                                   Schedule II

                     List of Series B Preferred Stockholders


New Enterprise Associates VII, Limited Partnership
NEA Presidents' Fund, L.P.
NEA Ventures 1997, L.P.
North Bridge Venture Partners, L.P.
Matrix Partners IV, L.P.
Matrix IV Entrepreneurs Fund, L.P.
John A. Doernberg
George Goldsmith
Lawrence Moore
Morton H. Rosenthal
Edward Zaval

                                  Schedule III

                    List of Series B-1 Preferred Stockholders


Atlas Venture Fund III, L.P.
Atlas Venture Entrepreneurs' Fund III, L.P.

                                   Schedule IV

                     List of Series C Preferred Stockholders


HarbourVest Partners, VI - Direct Fund L.P.
Essex Private Placement II, Limited Partnership
Credit Suisse First Boston Venture Fund I, L.P.
North Bridge Venture Partners, L.P.
Matrix Partners IV, L.P.
Matrix IV Entrepreneurs Fund, L.P.
New Enterprise Associates VII, Limited Partnership
Atlas Venture Fund III, L.P.
Atlas Venture Entrepreneurs' Fund III, L.P.
John A. Doernberg
Edward Zaval
Dain Rauscher Wessels Investors L.L.C.

                                   Schedule V

                     List of Series D Preferred Stockholders


Ford Motor Company

                                   Schedule VI

                            List of Certain Founders

Beir Irrevocable Trust
Steve Beir
Linda Goslin
John Beir
David Puffer
Audrey Ladd
John Puffer
Amy Puffer
The R. Pito Salas Grantor Retained Annuity Trust
Chester Kedzierski
Christine Salas, as custodian for the benefit of Daniel A. Salas
Lawrence D. Salas
Margarita Salas
Patricia L. Salas

                                    EXHIBIT 2



A. All persons now or hereafter employed by the Company who are issued capital stock or options of the Company shall be subject to one of the following vesting provisions with respect to such shares of capital stock or options:

         1. Twenty-five percent (25%) of the shares of capital stock or options shall vest on the first anniversary of the date of grant and the remaining shares of capitol stock or options shall vest in thirty six
         (36) equal monthly increments of 2.0833%.

         2. All shares of capital stock or options shall vest in forty eight
         (48) equal monthly increments of 2.0833% commencing one month from the date of grant.

B. The above restrictions shall not apply to the vesting provisions of persons not employed by the Company.